Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-263707 on Form S-3 of our report dated March 7, 2022, relating to the financial statements of Battalion Oil Corporation, appearing in the Annual Report on Form 10-K of Battalion Oil Corporation for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 13, 2022